EXHIBIT 99.1

NEWS RELEASE
COMERICA REPORTS FOURTH QUARTER AND 2006 EARNINGS
Double-Digit Loan Growth in High-Growth Markets
Credit Quality Remains Solid
DETROIT/January 18, 2007 — Comerica Incorporated (NYSE: CMA) today reported fourth quarter 2006 earnings of $299 million, or $1.87 per diluted share, compared to $200 million, or $1.23 per diluted share, for the third quarter 2006 and $207 million, or $1.25 per diluted share, for the fourth quarter 2005. Fourth quarter 2006 results included an after-tax gain of $108 million ($0.68 per diluted share) from the sale of Comerica’s stake in Munder Capital Management (Munder), income of $47 million ($31 million after-tax, or $0.19 per diluted share) from the settlement of a Financial Services Division (FSD)-related lawsuit, and the net after-tax impact of a charge to tax and related interest reserves of $31 million, or $(0.19) per diluted share, discussed under “Tax-related items” below. Comerica reports Munder as a discontinued operation in all periods presented.

(dollar amounts in millions, except per share data)	4th Qtr ’06	3rd Qtr ’06	4th Qtr ’05

Net interest income	$502	$502	$500
Provision for loan losses	22	15	(20)
Noninterest income	262	195	207
Noninterest expenses	457	399	469

Net income	299	200	207

Diluted EPS from continuing operations	1.16	1.20	1.04
Diluted EPS from discontinued operations	0.71	0.03	0.21
Diluted EPS	1.87	1.23	1.25

Return on average common shareholders’ equity	22.63%	15.38%	16.28%

Net interest margin	3.75	3.79	4.00

Net income for 2006 was $893 million, or $5.49 per diluted share, compared to $861 million, or $5.11 per diluted share, for 2005. Net income from continuing operations for 2006 was $782 million, or $4.81 per diluted share, compared to $816 million, or $4.84 per diluted share, for 2005. Return on average common shareholders’ equity was 17.24 percent and return on average assets was 1.58 percent for 2006, compared to 16.90 percent and 1.64 percent, respectively, for 2005.
The following table illustrates certain items impacting diluted earnings per share from continuing operations:

			Full Year	Full Year
(dollar amounts per diluted share)	4th Qtr ’06	3rd Qtr ’06	2006	2005

FSD-related lawsuit settlement	$0.19	$—	$0.19	$—
Loss on sale of Mexican bank charter	—	(0.03)	(0.05)	—
Tax adjustments	(0.14)	—	(0.04)	—
Tax-related interest adjustments	(0.05)	—	(0.13)	—
Warrant accounting adjustments	—	—	—	0.06
Performance-based compensation related to Munder gain	(0.04)	—	(0.04)	—
Charitable Foundation contribution	(0.04)	—	(0.04)	(0.04)

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COMERICA REPORTS FOURTH QUARTER AND 2006 EARNINGS – 2
“Our financial performance in 2006 is the result of the successful execution of our strategy, which focuses on exporting our expertise to high-growth markets, and building and enhancing customer relationships. We opened 25 new banking centers in 2006, the majority of which are located in California and Texas,” said Ralph W. Babb Jr., chairman and chief executive officer. “Loan growth increased at a strong pace in our high-growth markets and credit quality remained solid. The loan and deposit environment continued to be competitive,” added Babb.
Fourth Quarter and Full Year 2006 Highlights
Fourth Quarter 2006 Compared to Third Quarter 2006
•	On an annualized basis, excluding Financial Services Division loans, average loans increased five percent, led by growth of 10 percent in the Western market, 15 percent in the Texas market and 16 percent in the Florida market, with the Midwest & Other Markets down one percent

•	The net interest margin was 3.75 percent in the fourth quarter 2006, a decrease of 4 basis points from 3.79 percent in the third quarter 2006.

•	Total revenue (net interest income + noninterest income) increased $67 million, or 10 percent. Excluding income of $47 million from the settlement of a Financial Services Division-related lawsuit in the fourth quarter 2006, and excluding an incremental loss on the sale of the Mexican bank charter of $7 million in the third quarter 2006, total revenue increased $13 million, or two percent.

•	Net credit-related charge-offs were $23 million, or 19 basis points as a percent of average total loans for the fourth quarter 2006, compared to 6 basis points for the third quarter 2006. In the fourth quarter, a decision was made to sell a $74 million portfolio of loans related to manufactured housing, located primarily in Michigan and Ohio. As a result, these loans were transferred to held for sale (classified as other short-term investments). A $9 million charge-off was made to reflect the estimated fair value of the loans.

•	Noninterest expenses, excluding the provision for credit losses on lending-related commitments, increased $57 million over the third quarter 2006, primarily due to increases in salaries expense of $29 million (from higher incentives tied to performance, including the gain on the sale of Munder, contract labor costs associated with technology-related projects and increased severance), interest on tax liabilities of $14 million and a contribution of $10 million to the Comerica Charitable Foundation in the fourth quarter 2006. There was $11 million of incremental performance-based compensation related to the gain on the sale of Munder, $9 million of which was recorded in salaries expense. Employee levels from continuing operations (FTE) increased one percent from September 30, 2006 to December 31, 2006.

•	The provision for income taxes increased due to an adjustment to tax reserves of $22 million (discussed under "Tax-related items" below).

•	Open market share repurchases in the fourth quarter 2006 totaled 1.5 million shares, or one percent of total shares outstanding at September 30, 2006.
Full Year 2006 Compared to Full Year 2005
•	Average loan growth, excluding Financial Services Division loans, was eight percent, with growth of 15 percent in the Western market, 19 percent in the Texas market, 25 percent in the Florida market and one percent in Midwest & Other Markets.

•	The net interest margin was 3.79 percent in 2006, which was consistent with the 2006 outlook.

•	Total revenue increased $63 million, or two percent, and net interest income increased one percent. Excluding income of $47 million from the settlement of a Financial Services Division-related lawsuit and the loss on the sale of the Mexican bank charter of $12 million in 2006, and a warrant accounting adjustment of $20 million in the third quarter of 2005, total revenue increased $48 million, or two percent.

•	Net credit-related charge-offs as a percent of average total loans were 15 basis points for 2006, down from 26 basis points in 2005.

•	The provision for loan losses was $37 million for 2006, compared to a negative $47 million for 2005. The provision for credit losses on lending-related commitments was $5 million for 2006, compared to $18 million for 2005.
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COMERICA REPORTS FOURTH QUARTER AND 2006 EARNINGS – 3
•	Noninterest expenses, excluding the provision for credit losses on lending-related commitments, increased $74 million largely due to increases in salaries and employee benefits expense of $43 million (primarily explained by merit increases, the adoption of SFAS 123(R) for share-based compensation and higher pension expenses) and interest on tax liabilities of $27 million, partially offset by a decrease in customer services expense in the Financial Services Division of $22 million. Also included in noninterest expenses was an increase of $15 million related to new banking centers. Employee levels from continuing operations (FTE) increased less than one percent from the prior year-end.

•	The provision for income taxes increased a net of $6 million due to adjustments in the first and fourth quarters (discussed under “Tax-related items” below).

•	Open market share repurchases totaled 6.6 million shares.
Net Interest Income and Net Interest Margin in Line with Full-Year 2006 Outlook

(dollar amounts in millions)	4th Qtr ’06	3rd Qtr ’06	4th Qtr ’05

Net interest income	$502	$502	$500

Net interest margin	3.75%	3.79%	4.00%

Selected average balances:
Total earning assets	$53,289	$52,500	$49,764
Total loans	48,568	48,125	45,249
Total loans, excluding FSD loans (primarily low-rate)	46,659	46,032	42,480

Total interest-bearing deposits	30,554	29,133	26,320
Total noninterest-bearing deposits	12,649	12,723	15,158
FSD noninterest-bearing deposits	3,953	4,079	5,866

•	Net interest income in the fourth quarter 2006, when compared to the third quarter 2006, was relatively unchanged. The benefit of earning asset growth in the fourth quarter 2006 was offset by a small decline in noninterest-bearing deposits and funding loan growth with non-core deposits and purchased funds.

•	The fourth quarter 2006 net interest margin reflected competitive deposit pricing, a change in the interest-bearing deposit mix toward higher cost deposits and loan growth in excess of deposit growth, partially offset by the positive impact of lower average Financial Services Division loans (primarily low-rate).
Noninterest Income Reflects Positive Trends in Fee Income
Noninterest income was $262 million for the fourth quarter 2006, compared to $195 million for the third quarter 2006 and $207 million for the fourth quarter 2005. The $67 million increase in noninterest income in the fourth quarter 2006, compared to the third quarter 2006, reflected income of $47 million from the settlement of a Financial Services Division-related lawsuit in the fourth quarter 2006, positive trends in several categories (particularly in investment banking and commercial lending fees) and a $7 million incremental loss recognized on the sale of the Mexican bank charter in the third quarter 2006. Certain categories of noninterest income are highlighted in the table below.

(in millions)	4th Qtr ’06	3rd Qtr ’06	4th Qtr ’05

Warrant income (loss)	$(1)	$(5)	$2
Net loss on sales of businesses	—	(7)	—
Income from lawsuit settlement	47	—	—
Other noninterest income
Investment banking fees	10	3	4

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COMERICA REPORTS FOURTH QUARTER AND 2006 EARNINGS – 4
Noninterest Expenses Reflect Continued Investments and Include Unusual Items
Noninterest expenses were $457 million for the fourth quarter 2006, compared to $399 million for the third quarter 2006 and $469 million for the fourth quarter 2005. The $58 million increase in noninterest expenses in the fourth quarter 2006, compared to the third quarter 2006, reflected higher salaries expense of $29 million. The increase in salaries expense was due to incentives tied to performance, including the gain on the sale of Munder, contract labor costs associated with technology-related projects and increased severance. Also reflected in the increase in noninterest expenses was a charge of $14 million for interest on tax liabilities, discussed under “Tax-related items” below, and a Charitable Foundation contribution of $10 million. Net gains on the disposal of other real estate of $2 million in the fourth quarter 2006 and a decrease in employee benefits expense of $6 million, primarily due to decreased staff insurance expense, partially offset these increases.
Certain categories of noninterest expenses are highlighted in the table below.

(in millions)	4th Qtr ’06	3rd Qtr ’06	4th Qtr ’05

Salaries
Regular salaries	$162	$156	$151
Severance	5	1	3
Incentives	52	32	47
Share-based compensation	12	13	11

Total salaries	231	202	212
Employee benefits	42	48	45
Customer services	14	11	19
Provision for credit losses on lending-related commitments	(4)	(5)	25
Other noninterest expenses
Interest on tax liabilities	15	2	3
Charitable Foundation contribution	10	—	10
Other real estate expense	(2)	1	9
Redemption premium on trust preferred securities	3	—	—

Tax-related items
As previously disclosed in quarterly and annual SEC filings under the heading “Tax Contingency,” the examination staff with the Internal Revenue Service (IRS) disallowed the benefits related to a series of loans to foreign borrowers. Comerica has had ongoing settlement discussions with the IRS related to the disallowance. Based on such discussions, Comerica recorded a charge to its combined tax and related interest reserves for the disallowed loan benefits of $31 million after-tax in the fourth quarter 2006. Of the total, $22 million was included in the provision for income taxes and $14 million ($9 million after-tax) was for tax-related interest included in other noninterest expenses. Other adjustments to tax-related items affected both the first and second quarter 2006. In the first quarter 2006, federal taxes decreased $16 million and interest on tax liabilities increased $23 million ($15 million after tax) due to an updated assessment of reserves on structured lease transactions and a series of loans to foreign borrowers, and final resolution of all other matters from tax years 1996-2000. The second quarter 2006 interest on tax liabilities was reduced by $6 million ($4 million after tax) due to settlement of various refund claims with the IRS.
Munder Sale Closes
On December 29, 2006, Comerica completed the sale of its stake in Munder to an investor group and recognized an initial after-tax gain from the sale of $108 million, reflected in “income from discontinued operations, net of tax” on the consolidated statements of income. Comerica reports Munder as a discontinued operation in all periods presented; therefore, the after-tax earnings of Munder, including the gain from its sale, are reported as a single item at the bottom of the income statement. The following table summarizes significant items affecting income from discontinued operations, net of tax:
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COMERICA REPORTS FOURTH QUARTER AND 2006 EARNINGS – 5

(in millions)	4th Qtr ’06	3rd Qtr ’06	4th Qtr ’05

Income from discontinued operations, net of tax:
Gain on sale of Munder	$108	$—	$—
Gain on sale of Framlington	—	—	32
Operating net income	6	5	4

Total	114	5	36

Credit Quality Remained Solid
“Credit quality continued to be solid, particularly in the Western and Texas markets,” said Babb. “Credit quality in the Michigan market showed a slight deterioration in the fourth quarter. As the fourth quarter results demonstrate, we continue to manage our credit risk effectively, paying particular attention to our automotive and commercial real estate portfolios, which continue to perform well.”
•	The provision for loan losses reflects the stress testing analysis of the automotive suppliers loan portfolio.

•	In the fourth quarter, a decision was made to sell a $74 million portfolio of loans related to manufactured housing, located primarily in Michigan and Ohio. As a result, these loans were transferred to held for sale (classified as other short-term investments). A $9 million charge-off was made to reflect the estimated fair value of the loans.

•	During the fourth quarter 2006, $66 million of loans greater than $2 million were transferred to nonaccrual status, an increase of $27 million from the third quarter 2006. While nonperforming assets increased by seven basis points of total loans compared to the third quarter 2006, the ratio remained at the low level of 49 basis points of total loans and other real estate.

(dollar amounts in millions)	4th Qtr ’06	3rd Qtr ’06	4th Qtr ’05

Net loan charge-offs	$22	$3	$22
Net lending-related commitment charge-offs	1	5	6

Total net credit-related charge-offs	23	8	28
Net loan charge-offs/Average total loans	0.18%	0.02%	0.20%
Net credit-related charge-offs/Average total loans	0.19	0.06	0.25

Provision for loan losses	$22	$15	$(20)
Provision for credit losses on lending-related commitments	(4)	(5)	25

Total provision for credit losses	18	10	5

Nonperforming assets (NPAs)	232	197	162
NPAs/Total loans & other real estate	0.49%	0.42%	0.37%

Allowance for loan losses	$493	$493	$516
Allowance for credit losses on lending-related commitments*	26	31	33

Total allowance for credit losses	519	524	549
Allowance for loan losses/Total loans	1.04%	1.06%	1.19%
Allowance for loan losses/NPAs	213	251	319

*	Included in “Accrued expenses and other liabilities” on the consolidated balance sheets
Balance Sheet and Capital Management
Total assets and common shareholders’ equity were $58.0 billion and $5.2 billion, respectively, at December 31, 2006, compared to $58.5 billion and $5.2 billion, respectively, at September 30, 2006. Shareholders’ equity was reduced on December 31, 2006 by a $209 million after-tax charge associated with a new accounting standard (SFAS 158) on pension and post-retirement plan accounting. Based on the interim decision issued by the banking regulators, this charge was excluded from the calculation of regulatory capital ratios. There were approximately 158 million shares outstanding at December 31, 2006, compared to 159 million shares outstanding at September 30, 2006. Open market share repurchases for the current and prior quarter and full year 2006 are shown in the following table:
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COMERICA REPORTS FOURTH QUARTER AND 2006 EARNINGS – 6

	4th Qtr ’06		3rd Qtr ’06		Full Year 2006
	Number		Number		Number
(in millions)	of Shares	Amount	of Shares	Amount	of Shares	Amount

Open market share repurchases	1.5	$86	3.7	$210	6.6	$383

Comerica’s fourth quarter 2006 estimated tier 1 common, tier 1 and total risk-based capital ratios were 7.51 percent, 7.99 percent and 11.59 percent, respectively.
2007 Outlook
Comerica’s outlook for full-year 2007, compared to full-year 2006 (as reclassified for FIN 48, explained below), is as follows:
•	High single-digit average loan growth, excluding Financial Services Division loans, with low single-digit growth in the Midwest market and low double-digit growth in the Western and Texas markets

•	Financial Services Division noninterest-bearing deposits declining about 10 to 15 percent from the fourth quarter 2006 average of $4.0 billion. Financial Services Division loans of $1.9 billion in the fourth quarter 2006 will fluctuate in 2007 with the level of noninterest-bearing deposits

•	Average full year net interest margin of about 3.75 percent

•	Average net credit-related charge-offs of about 20 basis points of average loans, with a provision for credit losses modestly exceeding net charge-offs

•	Low single-digit growth in noninterest income, excluding the Financial Services Division-related lawsuit settlement and the loss on sale of the Mexican bank charter in 2006

•	Low single-digit growth in noninterest expenses, excluding the provision for credit losses on lending-related commitments, basing the increase on noninterest expenses in the table below

•	Effective tax rate of about 32 percent

•	Active capital management within targeted capital ratios (tier 1 common of 6.50 percent to 7.50 percent and tier 1 of 7.25 percent to 8.25 percent)
In the first quarter 2007, the Corporation will adopt the provisions of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (FIN 48). FIN 48 permits the Corporation to elect a change in its accounting policy related to classification of interest on tax liabilities in the consolidated statements of income. Effective January 1, 2007, the Corporation will change its policy and classify interest on tax liabilities in the provision for income taxes and will reclassify all prior periods presented. Upon adoption, the Corporation’s 2006 summarized statement of income from continuing operations will be as follows:

Statement of Income Adjusted for Adoption of FIN 48	Year Ended
(in millions)	December 31, 2006

Net interest income	$1,983
Provision for loan losses	37
Noninterest income	855
Noninterest expenses	1,636

Income from continuing operations before income taxes	1,165
Provision for income taxes	383

Income from continuing operations	$782

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COMERICA REPORTS FOURTH QUARTER AND 2006 EARNINGS – 7
Business Segments
Comerica’s continuing operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management. The Finance Division also is included as a segment. The financial results below are based on the internal business unit structure of the Corporation and methodologies in effect at December 31, 2006 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses fourth quarter 2006 results compared to third quarter 2006.
The following table presents net income (loss) by business segment.

(dollar amounts in millions)	4th Qtr ’06		3rd Qtr ’06		4th Qtr ’05

Business Bank	$157	82%	$145	74%	$136	81%
Retail Bank	25	13	36	18	29	18
Wealth & Institutional Management	10	5	15	8	2	1

	192	100%	196	100%	167	100%
Finance	(5)		(5)		(4)
Other*	112		9		44

Total	$299		$200		$207

*	Includes discontinued operations and items not directly associated with the three major business segments or the Finance Division
Business Bank

(dollar amounts in millions)	4th Qtr ’06	3rd Qtr ’06	4th Qtr ’05

Net interest income (FTE)	$335	$332	$337
Provision for loan losses	15	15	(31)
Noninterest income	116	55	71
Noninterest expenses	185	166	226
Net income	157	145	136

Net credit-related charge-offs	6	2	21

Selected average balances:
Assets	39,897	39,722	37,166
Loans	38,766	38,473	35,849
FSD loans	1,909	2,093	2,769
Deposits	17,111	17,183	20,578
FSD deposits	5,291	5,544	8,479

Net interest margin	3.43%	3.41%	3.76%

•	Average loans increased $293 million, or three percent on an annualized basis. Excluding the $184 million decline in Financial Services Division, average loans increased $477 million, or five percent on an annualized basis, primarily due to growth in the Middle Market, Global Corporate Banking, National Dealer Services and Technology and Life Sciences businesses.

•	Average deposits increased $181 million, excluding the $253 million decline in the Financial Services Division.

•	Net interest income increased $3 million, primarily due to an increase in loans.

•	The provision for loan losses reflects the stress testing analysis of the automotive suppliers loan portfolio.

•	Noninterest income increased $61 million, primarily due to income of $47 million in the fourth quarter 2006 from the settlement of a Financial Services Division-related lawsuit, a $7 million increase in investment banking fees, and a $7 million incremental loss recognized on the sale of the Mexican bank charter in the third quarter 2006.

•	Noninterest expenses increased $19 million primarily due to increases in net corporate overhead expenses, incentive compensation and a slowing in credit improvements reflected in the provision for credit losses on lending-related commitments. The increase in net corporate overhead resulted primarily from increased tax-related interest and a charitable foundation contribution.
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COMERICA REPORTS FOURTH QUARTER AND 2006 EARNINGS – 8
Retail Bank

(dollar amounts in millions)	4th Qtr ’06	3rd Qtr ’06	4th Qtr ’05

Net interest income (FTE)	$159	$160	$156
Provision for loan losses	6	6	8
Noninterest income	53	53	51
Noninterest expenses	169	153	154
Net income	25	36	29

Net credit-related charge-offs	16	6	8

Selected average balances:
Assets	6,786	6,741	6,599
Loans	6,073	6,037	5,891
Deposits	16,968	16,742	16,778

Net interest margin	3.71%	3.80%	3.75%

•	The net interest margin of 3.71 percent decreased nine basis points, primarily due to a change in the deposit mix as customers moved from low cost deposits into higher cost deposits.

•	Average loans increased $36 million, or two percent on an annualized basis.

•	Average deposits increased $226 million, primarily due to an increase in customer certificates of deposit.

•	The net credit-related charge-offs were impacted by $9 million from the previously mentioned decision to sell the manufactured housing portfolio.

•	Noninterest expenses increased $16 million, primarily due to an increase in corporate overhead expenses for the same reasons noted in the Business Bank, as well as expenses related to salaries, advertising and new banking centers.

•	Opened 11 new banking centers in high-growth markets in the fourth quarter 2006 and 25 in 2006.
Wealth and Institutional Management

(dollar amounts in millions)	4th Qtr ’06	3rd Qtr ’06	4th Qtr ’05

Net interest income (FTE)	$36	$37	$39
Provision for loan losses	2	—	2
Noninterest income	67	64	63
Noninterest expenses	89	79	96
Net income	10	15	2

Net credit-related charge-offs	1	—	1

Selected average balances:
Assets	3,822	3,714	3,631
Loans	3,673	3,577	3,470
Deposits	2,351	2,327	2,557

Net interest margin	3.90%	4.13%	4.46%

•	The net interest margin of 3.90 percent declined 23 basis points, primarily due to declines in both loan and deposit spreads.

•	Average loans increased $96 million, or 11 percent on an annualized basis.

•	Average deposits increased $24 million.

•	The provision for loan losses increased $2 million, primarily due to a decline in the credit quality of a specific customer in the fourth quarter.

•	Noninterest expenses increased $10 million, partially due to an increase in net corporate overhead expenses for the same reasons noted in the Business Bank.
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COMERICA REPORTS FOURTH QUARTER AND 2006 EARNINGS – 9
Geographic Market Segments
Comerica also provides market segment results for four primary geographic markets: Midwest & Other Markets, Western, Texas and Florida. The financial results below are based on methodologies in effect at December 31, 2006 and are presented on a FTE basis. The accompanying narrative addresses fourth quarter 2006 results compared to third quarter 2006.
The following table presents net income (loss) by market segment.

(dollar amounts in millions)	4th Qtr ’06		3rd Qtr ’06		4th Qtr ’05

Midwest & Other Markets	$88	46%	$111	57%	$83	50%
Western	84	43	56	29	64	38
Texas	17	9	22	11	18	11
Florida	3	2	7	3	2	1

	192	100%	196	100%	167	100%
Finance & Other*	107		4		40

Total	$299		$200		$207

*	Includes discontinued operations and items not directly associated with the four primary geographic markets
Midwest and Other Markets

(dollar amounts in millions)	4th Qtr ’06	3rd Qtr ’06	4th Qtr ’05

Net interest income (FTE)	$270	$274	$272
Provision for loan losses	34	21	(16)
Noninterest income	137	126	129
Noninterest expenses	252	227	288
Net income	88	111	83

Net credit-related charge-offs	23	5	27

Selected average balances:
Assets	25,165	25,286	24,799
Loans	24,010	24,043	23,512
Deposits	18,159	18,243	18,833

Net interest margin	4.44%	4.49%	4.55%

•	The net interest margin of 4.44 percent declined five basis points, primarily due to a decline in both loan and deposit spreads.

•	Average loans declined $33 million and average deposits declined $84 million.

•	The provision for loan losses reflects the stress testing analysis of the automotive suppliers loan portfolio. The increase in charge-offs was partially due to the decision to sell the manufactured housing portfolio which resulted in a $9 million charge-off.

•	Noninterest income increased $11 million, primarily due to an increase in investment banking fees and an incremental loss of $7 million on the sale of the Mexican bank charter in the third quarter 2006.

•	Noninterest expenses increased $25 million, primarily due to an increase in net corporate overhead expenses for the same reasons noted in the Business Bank, incentive compensation, and a slowing in credit quality improvements reflected in the provision for credit losses on lending-related commitments.
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COMERICA REPORTS FOURTH QUARTER AND 2006 EARNINGS – 10
Western Market

(dollar amounts in millions)	4th Qtr ’06	3rd Qtr ’06	4th Qtr ’05

Net interest income (FTE)	$179	$176	$188
Provision for loan losses	(15)	4	(4)
Noninterest income	75	23	34
Noninterest expenses	122	108	124
Net income	84	56	64

Net credit-related charge-offs	(2)	—	1

Selected average balances:
Assets	16,699	16,557	15,646
Loans	16,156	16,000	14,963
FSD loans	1,909	2,093	2,769
Deposits	14,168	14,005	17,048
FSD deposits	5,130	5,408	8,438

Net interest margin	4.38%	4.37%	4.37%

•	Average loans increased $156 million, or four percent on an annualized basis. Excluding the Financial Services Division, average loans increased $340 million, or 10 percent on an annualized basis, primarily due to growth in the Commercial Real Estate, Technology and Life Sciences, Private Banking, and National Dealer Services businesses.
•	Average deposits increased $163 million. Excluding the Financial Services Division, average deposits increased $441 million, primarily due to growth in the Commercial Real Estate, Retail Bank, Technology and Life Sciences, Middle Market, and Global Corporate Banking businesses
•	The provision for loan losses declined $19 million, primarily due to an improvement in credit quality trends.
•	Noninterest income increased $52 million, primarily due to income of $47 million from the settlement of a Financial Services Division-related lawsuit in the fourth quarter 2006.
•	Noninterest expenses increased $14 million, primarily due to an increase in net corporate overhead expenses for the same reasons noted in the Business Bank, as well as expenses related to salaries, incentive compensation and new banking centers.
Texas Market

(dollar amounts in millions)	4th Qtr ’06	3rd Qtr ’06	4th Qtr ’05

Net interest income (FTE)	$69	$67	$62
Provision for loan losses	3	(1)	(2)
Noninterest income	20	19	19
Noninterest expenses	59	54	55
Net income	17	22	18

Total net credit-related charge-offs	2	3	(1)

Selected average balances:
Assets	6,704	6,475	5,451
Loans	6,429	6,202	5,251
Deposits	3,811	3,691	3,718

Net interest margin	4.26%	4.28%	4.73%

•	Average loans increased $227 million, or 15 percent on an annualized basis, primarily due to growth in the Commercial Real Estate, National Dealer Services, Small Business, and Energy Lending businesses.
•	Average deposits increased $120 million, primarily due to growth in customer certificates of deposit and increases in commercial noninterest-bearing deposit balances.
•	The provision for loan losses increased $4 million, from a negative provision in the prior quarter.
•	Non-interest expenses increased $5 million, primarily due to an increase in net corporate overhead expenses for the same reasons noted in the Business Bank, as well as expenses related to new banking centers.
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COMERICA REPORTS FOURTH QUARTER AND 2006 EARNINGS – 11
Florida Market

(dollar amounts in millions)	4th Qtr ’06	3rd Qtr ’06	4th Qtr ’05

Net interest income (FTE)	$12	$12	$10
Provision for loan losses	1	(3)	1
Noninterest income	4	4	3
Noninterest expenses	10	9	9

Net income	3	7	2

Net credit-related charge-offs	—	—	3
Selected average balances:
Assets	1,937	1,859	1,500
Loans	1,917	1,842	1,484
Deposits	292	313	314

Net interest margin	2.63%	2.63%	2.70%

•	Average loans increased $75 million, or 16 percent on an annualized basis.
•	Average deposits decreased $21 million.
•	The provision for loan losses increased $4 million, from a negative provision in the prior quarter.
Conference Call and Webcast
Comerica will host a conference call to review fourth quarter and full year 2006 financial results at 8 a.m. ET Thursday, January 18, 2007. Interested parties may access the conference call by calling (706) 679-5261 (event ID No. 4709098). The call and supplemental financial information can also be accessed on the Internet at www.comerica.com. A replay will be available approximately two hours following the conference call for a period of one year. The conference call replay can be accessed by calling (800) 642-1687 or (706) 645-9291 (event ID No. 4709098). A replay of the Webcast can also be accessed via Comerica’s “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Detroit, strategically aligned into three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management. Comerica focuses on relationships and helping businesses and people to be successful. Comerica Bank locations can be found in Michigan, California, Texas, Florida and Arizona, with select businesses operating in several other states, Canada and Mexico.
- more -

COMERICA REPORTS FOURTH QUARTER AND 2006 EARNINGS – 12
Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in the pace of an economic recovery and related changes in employment levels, the effects of war and other armed conflicts or acts of terrorism, the effects of natural disasters including, but not limited to, hurricanes, tornadoes, earthquakes and floods, the disruption of private or public utilities, the implementation of Comerica’s strategies and business models, management’s ability to maintain and expand customer relationships, management’s ability to retain key officers and employees, changes in the accounting treatment of any particular item, the impact of regulatory examinations, declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, automotive production, the anticipated performance of any new banking centers, the entry of new competitors in Comerica’s markets, changes in the level of fee income, changes in applicable laws and regulations, including those concerning taxes, banking, securities and insurance, changes in trade, monetary and fiscal policies, including the interest rate policies of the Board of Governors of the Federal Reserve System, fluctuations in inflation or interest rates, changes in general economic conditions and related credit and market conditions and adverse conditions in the stock market. Comerica cautions that the foregoing list of factors is not exclusive. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995

Media Contact:	Investor Contacts:
Wayne J. Mielke	Darlene P. Persons
(313) 222-4732	(313) 222-2840

Paul Jaremski
(313) 222-6317

CONSOLIDATED FINANCIAL HIGHLIGHTS
Comerica Incorporated and Subsidiaries

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
(in millions, except per share data)	2006	2006	2005	2006	2005

PER SHARE AND COMMON STOCK DATA
Diluted income from continuing operations	$1.16	$1.20	$1.04	$4.81	$4.84
Diluted net income	1.87	1.23	1.25	5.49	5.11
Cash dividends declared	0.59	0.59	0.55	2.36	2.20
Common shareholders’ equity (at period end)	32.70	32.79	31.11

Average diluted shares (in thousands)	160,063	162,438	165,738	162,488	168,685

KEY RATIOS
Return on average common shareholders’ equity	22.63%	15.38%	16.28%	17.24%	16.90%
Return on average assets	2.07	1.41	1.53	1.58	1.64
Average common shareholders’ equity as a percentage of average assets	9.16	9.16	9.42	9.15	9.71
Tier 1 common capital ratio *	7.51	7.48	7.78
Tier 1 risk-based capital ratio *	7.99	8.04	8.38
Total risk-based capital ratio *	11.59	11.25	11.65
Leverage ratio *	9.74	9.68	9.97

AVERAGE BALANCES
Commercial loans	$27,609	$27,534	$25,666	$27,341	$24,575
Real estate construction loans	4,204	4,064	3,416	3,905	3,194
Commercial mortgage loans	9,515	9,362	8,799	9,278	8,566
Residential mortgage loans	1,647	1,602	1,465	1,570	1,388
Consumer loans	2,468	2,474	2,675	2,533	2,696
Lease financing	1,335	1,323	1,288	1,314	1,283
International loans	1,790	1,766	1,940	1,809	2,114

Total loans	48,568	48,125	45,249	47,750	43,816

Earning assets	53,289	52,500	49,764	52,291	48,232
Total assets	57,612	56,790	54,130	56,579	52,506
Interest-bearing deposits	30,554	29,133	26,320	28,939	25,633
Total interest-bearing liabilities	38,334	37,555	32,683	37,000	31,270
Noninterest-bearing deposits	12,649	12,723	15,158	13,135	15,007
Common shareholders’ equity	5,280	5,203	5,101	5,176	5,097

NET INTEREST INCOME
Net interest income (fully taxable equivalent basis)	$503	$502	$501	$1,986	$1,960
Fully taxable equivalent adjustment	1	—	1	3	4
Net interest margin	3.75%	3.79%	4.00%	3.79%	4.06%

CREDIT QUALITY
Nonaccrual loans	$214	$174	$138
Other real estate	18	23	24

Total nonperforming assets	232	197	162

Loans 90 days past due and still accruing	14	18	16

Gross loan charge-offs	31	17	38	$98	$174
Recoveries	9	14	16	38	64

Net loan charge-offs	22	3	22	60	110
Lending-related commitment charge-offs	1	5	6	12	6

Total net credit-related charge-offs	23	8	28	72	116

Allowance for loan losses	493	493	516
Allowance for credit losses on lending-related commitments	26	31	33

Total allowance for credit losses	519	524	549

Allowance for loan losses as a percentage of total loans	1.04%	1.06%	1.19%
Net loan charge-offs as a percentage of average total loans	0.18	0.02	0.20	0.13%	0.25%
Net credit-related charge-offs as a percentage of average total loans	0.19	0.06	0.25	0.15	0.26
Nonperforming assets as a percentage of total loans and other real estate	0.49	0.42	0.37
Allowance for loan losses as a percentage of total nonperforming assets	213	251	319

* December 31, 2006 ratios are estimated

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	December 31,	September 30,	December 31,
(in millions, except share data)	2006	2006	2005

ASSETS
Cash and due from banks	$1,434	$1,456	$1,609
Federal funds sold and securities purchased under agreements to resell	2,632	3,473	937
Other short-term investments	327	259	222

Investment securities available-for-sale	3,662	3,931	4,240

Commercial loans	26,265	25,755	23,545
Real estate construction loans	4,203	4,122	3,482
Commercial mortgage loans	9,659	9,485	8,867
Residential mortgage loans	1,677	1,622	1,485
Consumer loans	2,423	2,498	2,697
Lease financing	1,353	1,321	1,295
International loans	1,851	1,712	1,876

Total loans	47,431	46,515	43,247
Less allowance for loan losses	(493)	(493)	(516)

Net loans	46,938	46,022	42,731

Premises and equipment	568	540	510
Customers’ liability on acceptances outstanding	56	64	59
Accrued income and other assets	2,384	2,729	2,705

Total assets	$58,001	$58,474	$53,013

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$13,901	$15,132	$15,666

Money market and NOW deposits	15,250	14,711	17,064
Savings deposits	1,365	1,378	1,454
Customer certificates of deposit	7,223	7,057	5,679
Institutional certificates of deposit	5,783	5,783	1,750
Foreign office time deposits	1,405	869	818

Total interest-bearing deposits	31,026	29,798	26,765

Total deposits	44,927	44,930	42,431

Short-term borrowings	635	225	302
Acceptances outstanding	56	64	59
Accrued expenses and other liabilities	1,281	1,292	1,192
Medium- and long-term debt	5,949	6,755	3,961

Total liabilities	52,848	53,266	47,945

Common stock — $5 par value:
Authorized - 325,000,000 shares Issued - 178,735,252 shares at 12/31/06, 9/30/06, and 12/31/05	894	894	894
Capital surplus	520	507	461
Accumulated other comprehensive loss	(324)	(128)	(170)
Retained earnings	5,282	5,079	4,796
Less cost of common stock in treasury - 21,161,161 shares at 12/31/06, 19,892,137 shares at 9/30/06, and 15,834,985 shares at 12/31/05	(1,219)	(1,144)	(913)

Total shareholders’ equity	5,153	5,208	5,068

Total liabilities and shareholders’ equity	$58,001	$58,474	$53,013

CONSOLIDATED STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries

	Three Months Ended		Years Ended
	December 31,		December 31,
(in millions, except per share data)	2006	2005	2006	2005

INTEREST INCOME
Interest and fees on loans	$858	$697	$3,216	$2,554
Interest on investment securities	42	41	174	148
Interest on short-term investments	12	6	32	24

Total interest income	912	744	3,422	2,726

INTEREST EXPENSE
Interest on deposits	298	171	1,005	548
Interest on short-term borrowings	15	24	130	52
Interest on medium- and long-term debt	97	49	304	170

Total interest expense	410	244	1,439	770

Net interest income	502	500	1,983	1,956
Provision for loan losses	22	(20)	37	(47)

Net interest income after provision for loan losses	480	520	1,946	2,003

NONINTEREST INCOME
Service charges on deposit accounts	54	55	218	218
Fiduciary income	47	43	180	174
Commercial lending fees	19	19	65	63
Letter of credit fees	16	14	64	70
Foreign exchange income	10	10	38	37
Brokerage fees	10	9	40	36
Card fees	12	11	46	39
Bank-owned life insurance	9	10	40	38
Warrant income (loss)	(1)	2	(1)	9
Net securities gains	1	—	—	—
Net gain (loss) on sales of businesses	—	—	(12)	1
Income from lawsuit settlement	47	—	47	—
Other noninterest income	38	34	130	134

Total noninterest income	262	207	855	819

NONINTEREST EXPENSES
Salaries	231	212	823	786
Employee benefits	42	45	184	178

Total salaries and employee benefits	273	257	1,007	964
Net occupancy expense	34	30	125	118
Equipment expense	14	14	55	53
Outside processing fee expense	21	21	85	77
Software expense	15	14	56	49
Customer services	14	19	47	69
Litigation and operational losses	4	6	11	14
Provision for credit losses on lending-related commitments	(4)	25	5	18
Other noninterest expenses	86	83	283	251

Total noninterest expenses	457	469	1,674	1,613

Income from continuing operations before income taxes	285	258	1,127	1,209
Provision for income taxes	100	87	345	393

Income from continuing operations	185	171	782	816
Income from discontinued operations, net of tax	114	36	111	45

NET INCOME	$299	$207	$893	$861

Basic earnings per common share:
Income from continuing operations	$1.17	$1.05	$4.88	$4.90
Net income	1.89	1.27	5.57	5.17

Diluted earnings per common share:
Income from continuing operations	1.16	1.04	4.81	4.84
Net income	1.87	1.25	5.49	5.11

Cash dividends declared on common stock	94	90	380	367
Dividends per common share	0.59	0.55	2.36	2.20

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries

	Fourth	Third	Second	First	Fourth	Fourth Quarter 2006 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	Third Quarter 2006		Fourth Quarter 2005
(in millions, except per share data)	2006	2006	2006	2006	2005	Amount	Percent	Amount	Percent

INTEREST INCOME
Interest and fees on loans	$858	$843	$792	$723	$697	$15	1.8%	$161	23.0%
Interest on investment securities	42	43	45	44	41	(1)	(1.2)	1	2.6
Interest on short-term investments	12	7	8	5	6	5	77.5	6	92.0

Total interest income	912	893	845	772	744	19	2.2	168	22.5

INTEREST EXPENSE
Interest on deposits	298	272	236	199	171	26	9.7	127	73.4
Interest on short-term borrowings	15	28	45	42	24	(13)	(50.3)	(9)	(41.5)
Interest on medium- and long-term debt	97	91	64	52	49	6	7.4	48	102.5

Total interest expense	410	391	345	293	244	19	4.8	166	67.8

Net interest income	502	502	500	479	500	—	0.2	2	0.4
Provision for loan losses	22	15	27	(27)	(20)	7	N/M	42	N/M

Net interest income after provision for loan losses	480	487	473	506	520	(7)	(1.2)	(40)	(7.6)

NONINTEREST INCOME
Service charges on deposit accounts	54	56	54	54	55	(2)	(2.6)	(1)	(1.0)
Fiduciary income	47	45	44	44	43	2	5.3	4	9.0
Commercial lending fees	19	16	15	15	19	3	25.5	—	0.4
Letter of credit fees	16	17	15	16	14	(1)	(3.1)	2	19.4
Foreign exchange income	10	9	9	10	10	1	8.1	—	3.1
Brokerage fees	10	10	10	10	9	—	4.3	1	11.2
Card fees	12	11	12	11	11	1	2.2	1	7.7
Bank-owned life insurance	9	8	10	13	10	1	2.1	(1)	(11.0)
Warrant income (loss)	(1)	(5)	4	1	2	4	N/M	(3)	N/M
Net securities gains (losses)	1	—	1	(2)	—	1	N/M	1	N/M
Net loss on sales of businesses	—	(7)	—	(5)	—	7	N/M	—	—
Income from lawsuit settlement	47	—	—	—	—	47	N/M	47	N/M
Other noninterest income	38	35	29	28	34	3	11.3	4	11.3

Total noninterest income	262	195	203	195	207	67	34.2	55	26.9

NONINTEREST EXPENSES
Salaries	231	202	197	193	212	29	13.9	19	8.9
Employee benefits	42	48	44	50	45	(6)	(9.5)	(3)	(5.2)

Total salaries and employee benefits	273	250	241	243	257	23	9.4	16	6.4
Net occupancy expense	34	31	30	30	30	3	6.8	4	12.2
Equipment expense	14	13	15	13	14	1	3.2	—	4.9
Outside processing fee expense	21	21	22	21	21	—	2.9	—	0.9
Software expense	15	13	14	14	14	2	11.6	1	7.4
Customer services	14	11	9	13	19	3	17.1	(5)	(31.9)
Litigation and operational losses	4	3	3	1	6	1	96.7	(2)	(11.8)
Provision for credit losses on lending-related commitments	(4)	(5)	1	13	25	1	N/M	(29)	N/M
Other noninterest expenses	86	62	54	81	83	24	41.2	3	3.4

Total noninterest expenses	457	399	389	429	469	58	14.8	(12)	(2.3)

Income from continuing operations before income taxes	285	283	287	272	258	2	0.6	27	10.2
Provision for income taxes	100	88	92	65	87	12	13.3	13	15.1

Income from continuing operations	185	195	195	207	171	(10)	(5.1)	14	7.7
Income (loss) from discontinued operations, net of tax	114	5	5	(13)	36	109	N/M	78	N/M

NET INCOME	$299	$200	$200	$194	$207	$99	49.3%	$92	43.9%

Basic earnings per common share:
Income from continuing operations	$1.17	$1.22	$1.21	$1.28	$1.05	$(0.05)	(4.1)%	$0.12	11.4%
Net income	1.89	1.25	1.24	1.20	1.27	0.64	51.2	0.62	48.8

Diluted earnings per common share:
Income from continuing operations	1.16	1.20	1.19	1.26	1.04	(0.04)	(3.3)	0.12	11.5
Net income	1.87	1.23	1.22	1.18	1.25	0.64	52.0	0.62	49.6

Cash dividends declared on common stock	94	94	96	96	90	—	(1.2)	4	3.9
Dividends per common share	0.59	0.59	0.59	0.59	0.55	—	—	0.04	7.3

N/M — Not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
Comerica Incorporated and Subsidiaries

	2006				2005
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

Balance at beginning of period	$493	$481	$472	$516	$558

Loan charge-offs:
Commercial	7	9	16	12	14
Real estate construction:
Real estate construction business line	—	—	—	—	1
Other	—	—	—	—	—

Total real estate construction	—	—	—	—	1
Commercial mortgage:
Commercial real estate business line	3	1	—	—	—
Other	4	4	3	2	1

Total commercial mortgage	7	5	3	2	1
Residential mortgage	—	—	—	—	1
Consumer	13	3	4	3	3
Lease financing	3	—	1	6	18
International	1	—	1	2	—

Total loan charge-offs	31	17	25	25	38

Recoveries on loans previously charged-off:
Commercial	5	13	5	4	13
Real estate construction	—	—	—	—	—
Commercial mortgage	1	1	—	2	1
Residential mortgage	—	—	—	—	—
Consumer	1	—	1	1	2
Lease financing	—	—	—	—	—
International	2	—	1	1	—

Total recoveries	9	14	7	8	16

Net loan charge-offs	22	3	18	17	22
Provision for loan losses	22	15	27	(27)	(20)

Balance at end of period	$493	$493	$481	$472	$516

Allowance for loan losses as a percentage of total loans	1.04%	1.06%	1.04%	1.06%	1.19%

Net loan charge-offs as a percentage of average total loans	0.18	0.02	0.15	0.14	0.20

Net credit-related charge-offs as a percentage of average total loans	0.19	0.06	0.16	0.19	0.25

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS
Comerica Incorporated and Subsidiaries

	2006				2005
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

Balance at beginning of period	$31	$41	$41	$33	$14
Charge-offs on lending-related commitments (1)	1	5	1	5	6
Provision for credit losses on lending-related commitments	(4)	(5)	1	13	25

Balance at end of period	$26	$31	$41	$41	$33

Unfunded lending-related commitments sold	$20	$28	$14	$52	$20

(1)	Charge-offs result from the sale of unfunded lending-related commitments.

NONPERFORMING ASSETS
Comerica Incorporated and Subsidiaries

	2006				2005
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Commercial	$97	$83	$74	$53	$65
Real estate construction:
Real estate construction business line	18	4	5	2	3
Other	2	—	—	—	—

Total real estate construction	20	4	5	2	3
Commercial mortgage:
Commercial real estate business line	18	10	11	11	6
Other	54	46	35	29	29

Total commercial mortgage	72	56	46	40	35
Residential mortgage	1	1	1	1	2
Consumer	4	5	3	2	2
Lease financing	8	12	12	7	13
International	12	13	16	17	18

Total nonaccrual loans	214	174	157	122	138
Reduced-rate loans	—	—	—	—	—

Total nonperforming loans	214	174	157	122	138
Other real estate	18	23	17	19	24

Total nonperforming assets	$232	$197	$174	$141	$162

Nonperforming loans as a percentage of total loans	0.45%	0.37%	0.34%	0.27%	0.32%
Nonperforming assets as a percentage of total loans and other real estate	0.49	0.42	0.37	0.32	0.37
Allowance for loan losses as a percentage of total nonperforming assets	213	251	278	334	319
Loans past due 90 days or more and still accruing	$14	$18	$15	$16	$16

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$174	$157	$122	$138	$186
Loans transferred to nonaccrual (1)	66	39	51	20	28
Nonaccrual business loan gross charge-offs (2)	(16)	(14)	(21)	(21)	(34)
Loans transferred to accrual status (1)	—	—	—	—	(11)
Nonaccrual business loans sold (3)	—	—	—	(9)	(4)
Payments/Other (4)	(10)	(8)	5	(6)	(27)

Nonaccrual loans at end of period	$214	$174	$157	$122	$138

(1) Based on an analysis of nonaccrual loans with book balances greater than $2 million.

(2) Analysis of gross loan charge-offs:

Nonaccrual business loans	$16	$14	$21	$21	$34
Performing watch list loans	2	—	—	1	—
Consumer and residential mortgage loans	13	3	4	3	4

Total gross loan charge-offs	$31	$17	$25	$25	$38

(3) Analysis of loans sold:

Nonaccrual business loans	$—	$—	$—	$9	$4
Performing watch list loans	25	7	15	30	15

Total loans sold	$25	$7	$15	$39	$19

(4) Net change related to nonaccrual loans with balances less than $2 million, other than business loan gross charge-offs and nonaccrual loans sold, are included in Payments/Other.

ANALYSIS OF NET INTEREST INCOME (FTE)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	December 31, 2006			September 30, 2006			December 31, 2005
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (1) (2)	$27,609	$502	7.21%	$27,534	$498	7.18%	$25,666	$387	5.99%
Real estate construction loans	4,204	92	8.72	4,064	90	8.79	3,416	68	7.94
Commercial mortgage loans (1)	9,515	178	7.43	9,362	175	7.42	8,799	149	6.70
Residential mortgage loans	1,647	25	6.11	1,602	24	6.08	1,465	22	5.87
Consumer loans	2,468	46	7.34	2,474	45	7.32	2,675	43	6.45
Lease financing	1,335	13	3.88	1,323	13	4.00	1,288	13	4.08
International loans	1,790	33	7.25	1,766	33	7.35	1,940	32	6.52
Business loan swap expense	—	(30)	—	—	(35)	—	—	(16)	—

Total loans (2)	48,568	859	7.02	48,125	843	6.96	45,249	698	6.13

Investment securities available-for-sale	3,842	42	4.27	3,887	43	4.22	4,037	41	3.97
Federal funds sold and securities purchased under agreements to resell	325	4	5.38	282	4	5.39	317	3	4.26
Other short-term investments	554	8	5.80	206	3	6.23	161	3	7.70

Total earning assets	53,289	913	6.79	52,500	893	6.74	49,764	745	5.94

Cash and due from banks	1,460			1,561			1,757
Allowance for loan losses	(504)			(495)			(562)
Accrued income and other assets	3,367			3,224			3,171

Total assets	$57,612			$56,790			$54,130

Money market and NOW deposits (1)	$14,705	117	3.15	$14,885	116	3.07	$17,152	102	2.36
Savings deposits (1)	1,376	3	0.90	1,434	3	0.87	1,502	1	0.61
Customer certificates of deposit (1)	7,191	80	4.39	6,710	70	4.17	5,582	45	3.18
Institutional certificates of deposit	5,783	79	5.44	5,180	72	5.45	1,141	12	4.16
Foreign office time deposits	1,499	19	5.06	924	11	4.96	943	11	4.46

Total interest-bearing deposits	30,554	298	3.87	29,133	272	3.70	26,320	171	2.59

Short-term borrowings	1,053	15	5.30	2,125	28	5.29	2,350	24	4.06
Medium- and long-term debt	6,727	97	5.76	6,297	91	5.73	4,013	49	4.77

Total interest-bearing sources	38,334	410	4.24	37,555	391	4.13	32,683	244	2.96

Noninterest-bearing deposits (1)	12,649			12,723			15,158
Accrued expenses and other liabilities	1,349			1,309			1,188
Common shareholders’ equity	5,280			5,203			5,101

Total liabilities and shareholders’ equity	$57,612			$56,790			$54,130

Net interest income/rate spread (FTE)		$503	2.55		$502	2.61		$501	2.98

FTE adjustment		$1			$—			$1

Impact of net noninterest-bearing sources of funds			1.20			1.18			1.02

Net interest margin (as a percentage of average earning assets) (FTE) (2)			3.75%			3.79%			4.00%

(1) FSD balances included above:

Loans (primarily low-rate)	$1,909	$3	0.66%	$2,093	$3	0.64%	$2,769	$3	0.38%
Interest-bearing deposits	1,338	13	3.94	1,465	15	3.95	2,613	22	3.38
Noninterest-bearing deposits	3,953			4,079			5,866

(2) Impact of FSD loans (primarily low-rate) on the following:

Commercial loans			(0.49)%			(0.54)%			(0.68)%
Total loans			(0.25)			(0.28)			(0.37)
Net interest margin (FTE) (assuming loans were funded by noninterest-bearing deposits)			(0.11)			(0.14)			(0.22)

ANALYSIS OF NET INTEREST INCOME (FTE)
Comerica Incorporated and Subsidiaries

	Years Ended
	December 31, 2006			December 31, 2005
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (1) (2) (3)	$27,341	$1,877	6.87%	$24,575	$1,381	5.62%
Real estate construction loans	3,905	336	8.61	3,194	231	7.23
Commercial mortgage loans (1)	9,278	675	7.27	8,566	534	6.23
Residential mortgage loans	1,570	95	6.02	1,388	80	5.74
Consumer loans	2,533	181	7.13	2,696	159	5.89
Lease financing	1,314	52	4.00	1,283	49	3.81
International loans	1,809	127	7.01	2,114	126	5.98
Business loan swap expense	—	(124)	—	—	(2)	—

Total loans (2) (3)	47,750	3,219	6.74	43,816	2,558	5.84

Investment securities available-for-sale	3,992	174	4.22	3,861	148	3.76
Federal funds sold and securities purchased under agreements to resell	283	14	5.15	390	12	3.29
Other short-term investments	266	18	6.69	165	12	7.22

Total earning assets	52,291	3,425	6.53	48,232	2,730	5.65

Cash and due from banks	1,557			1,721
Allowance for loan losses	(499)			(623)
Accrued income and other assets	3,230			3,176

Total assets	$56,579			$52,506

Money market and NOW deposits (1)	$15,373	443	2.88	$17,282	337	1.95
Savings deposits (1)	1,441	11	0.79	1,545	7	0.49
Customer certificates of deposit (1)	6,505	261	4.01	5,418	148	2.73
Institutional certificates of deposit	4,489	235	5.23	511	19	3.72
Foreign office time deposits	1,131	55	4.82	877	37	4.18

Total interest-bearing deposits	28,939	1,005	3.47	25,633	548	2.14

Short-term borrowings	2,654	130	4.89	1,451	52	3.59
Medium- and long-term debt	5,407	304	5.63	4,186	170	4.05

Total interest-bearing sources	37,000	1,439	3.89	31,270	770	2.46

Noninterest-bearing deposits (1)	13,135			15,007
Accrued expenses and other liabilities	1,268			1,132
Common shareholders’ equity	5,176			5,097

Total liabilities and shareholders’ equity	$56,579			$52,506

Net interest income/rate spread (FTE)		$1,986	2.64		$1,960	3.19

FTE adjustment		$3			$4

Impact of net noninterest-bearing
sources of funds			1.15			0.87

Net interest margin (as a percentage of average earning assets) (FTE) (2) (3)			3.79%			4.06%

(1) FSD balances included above:

Loans (primarily low-rate)	$2,363	$13	0.57%	$1,893	$8	0.45%
Interest-bearing deposits	1,710	66	3.86	2,600	76	2.91
Noninterest-bearing deposits	4,374			5,851

(2) Impact of FSD loans (primarily low-rate) on the following:

Commercial loans			(0.59)%			(0.43)%
Total loans			(0.32)			(0.24)
Net interest margin (FTE) (assuming loans were funded by noninterest-bearing deposits)			(0.16)			(0.15)

(3) Impact of 2005 warrant accounting change on the following:

Commercial loans					$20	0.08%
Total loans					20	0.05
Net interest margin (FTE)					20	0.04

CONSOLIDATED STATISTICAL DATA
Comerica Incorporated and Subsidiaries

	December 31,	September 30,	June 30,	March 31,	December 31,
(in millions, except per share data)	2006	2006	2006	2006	2005

Commercial loans:
Floor plan	$3,198	$2,628	$3,166	$3,078	$2,847
Other	23,067	23,127	22,762	21,660	20,698

Total commercial loans	26,265	25,755	25,928	24,738	23,545
Real estate construction loans:
Real estate construction business line	3,449	3,352	3,222	2,996	2,831
Other	754	770	736	683	651

Total real estate construction loans	4,203	4,122	3,958	3,679	3,482
Commercial mortgage loans:
Commercial real estate business line	1,534	1,529	1,537	1,483	1,450
Other	8,125	7,956	7,826	7,663	7,417

Total commercial mortgage loans	9,659	9,485	9,363	9,146	8,867
Residential mortgage loans	1,677	1,622	1,568	1,516	1,485
Consumer loans:
Home equity	1,591	1,668	1,740	1,748	1,775
Other consumer	832	830	753	859	922

Total consumer loans	2,423	2,498	2,493	2,607	2,697
Lease financing	1,353	1,321	1,325	1,292	1,295
International loans	1,851	1,712	1,764	1,761	1,876

Total loans	$47,431	$46,515	$46,399	$44,739	$43,247

Goodwill	$151	$213	$213	$213	$213
Loan servicing rights	14	15	16	17	19

Tier 1 common capital ratio*	7.51	7.48%	7.69%	7.66%	7.78%
Tier 1 risk-based capital ratio*	7.99	8.04	8.26	8.24	8.38
Total risk-based capital ratio *	11.59	11.25	11.55	11.68	11.65
Leverage ratio*	9.74	9.68	9.83	9.84	9.97

Book value per share	$32.70	$32.79	$31.99	$31.39	$31.11

Market value per share for the quarter:
High	$59.72	$58.95	$60.10	$58.62	$60.25
Low	55.82	51.45	50.12	54.23	53.60
Close	58.68	56.92	51.99	57.97	56.76

Quarterly ratios:
Return on average common shareholders’ equity	22.63%	15.38%	15.50%	15.33%	16.28%
Return on average assets	2.07	1.41	1.41	1.41	1.53
Efficiency ratio	59.81	57.15	55.41	63.39	66.13

Number of banking offices	393	382	378	374	383

Number of employees — full time equivalent
Continuing operations	10,700	10,568	10,549	10,517	10,636
Discontinued operations	—	167	169	170	180

*	December 31, 2006 ratios are estimated

PARENT COMPANY ONLY BALANCE SHEETS
Comerica Incorporated

	December 31,	September 30,	December 31,
(in millions, except share data)	2006	2006	2005

ASSETS
Cash and due from subsidiary bank	$122	$7	$11
Short-term investments with subsidiary bank	246	294	264
Other short-term investments	92	88	—
Investment in subsidiaries, principally banks	5,586	5,719	5,587
Premises and equipment	4	4	3
Other assets	152	150	257

Total assets	$6,202	$6,262	$6,122

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$806	$807	$813
Other liabilities	243	247	241

Total liabilities	1,049	1,054	1,054

Common stock — $5 par value:
Authorized - 325,000,000 shares Issued - 178,735,252 shares at 12/31/06, 9/30/06 and 12/31/05	894	894	894
Capital surplus	520	507	461
Accumulated other comprehensive loss	(324)	(128)	(170)
Retained earnings	5,282	5,079	4,796
Less cost of common stock in treasury - 21,161,161 shares at 12/31/06, 19,892,137 shares at 9/30/06 and 15,834,985 shares at 12/31/05	(1,219)	(1,144)	(913)

Total shareholders’ equity	5,153	5,208	5,068

Total liabilities and shareholders’ equity	$6,202	$6,262	$6,122

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
Comerica Incorporated and Subsidiaries

				Accumulated
				Other			Total
	Common Stock		Capital	Comprehensive	Retained	Treasury	Shareholders’
(in millions, except per share data)	In Shares	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT JANUARY 1, 2005	170.5	$894	$421	$(69)	$4,331	$(472)	$5,105
Net income	—	—	—	—	861	—	861
Other comprehensive loss, net of tax	—	—	—	(101)	—	—	(101)

Total comprehensive income							760
Cash dividends declared on common stock ($2.20 per share)	—	—	—	—	(367)	—	(367)
Purchase of common stock	(9.0)	—	—	—	—	(525)	(525)
Net issuance of common stock under employee stock plans	1.4	—	(4)	—	(29)	84	51
Recognition of share-based compensation expense	—	—	44	—	—	—	44

BALANCE AT DECEMBER 31, 2005	162.9	$894	$461	$(170)	$4,796	$(913)	$5,068

BALANCE AT JANUARY 1, 2006	162.9	$894	$461	$(170)	$4,796	$(913)	$5,068
Net income	—	—	—	—	893	—	893
Other comprehensive income, net of tax	—	—	—	55	—	—	55

Total comprehensive income							948
Cash dividends declared on common stock ($2.36 per share)	—	—	—	—	(380)	—	(380)
Purchase of common stock	(6.7)	—	—	—	—	(384)	(384)
Net issuance of common stock under employee stock plans	1.7	—	(15)	—	(27)	95	53
Recognition of share-based compensation expense	—	—	57	—	—	—	57
Employee deferred compensation obligations	(0.3)	—	17	—	—	(17)	—
SFAS 158 transition adjustment, net of tax	—	—	—	(209)	—	—	(209)

BALANCE AT DECEMBER 31, 2006	157.6	$894	$520	$(324)	$5,282	$(1,219)	$5,153

BUSINESS SEGMENT FINANCIAL RESULTS
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Business Bank			Retail Bank			Wealth & Institutional Management
	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,
Three Months Ended	2006	2006	2005	2006	2006	2005	2006	2006	2005

Earnings summary:
Net interest income (expense) (FTE)	$335	$332	$337	$159	$160	$156	$36	$37	$39
Provision for loan losses	15	15	(31)	6	6	8	2	—	2
Noninterest income	116	55	71	53	53	51	67	64	63
Noninterest expenses	185	166	226	169	153	154	89	79	96
Provision (benefit) for income taxes (FTE)	94	61	77	12	18	16	2	7	2
Income from discontinued operations, net of tax	—	—	—	—	—	—	—	—	—

Net income (loss)	$157	$145	$136	$25	$36	$29	$10	$15	$2

Net credit-related charge-offs	$6	$2	$21	$16	$6	$8	$1	$—	$1

Selected average balances:
Assets	$39,897	$39,722	$37,166	$6,786	$6,741	$6,599	$3,822	$3,714	$3,631
Loans	38,766	38,473	35,849	6,073	6,037	5,891	3,673	3,577	3,470
Deposits	17,111	17,183	20,578	16,968	16,742	16,778	2,351	2,327	2,557
Liabilities	18,004	18,122	21,361	16,979	16,746	16,776	2,349	2,326	2,555
Attributed equity	2,749	2,639	2,585	831	825	826	309	295	319

Statistical data:
Return on average assets (1)	1.58%	1.46%	1.46%	0.56%	0.83%	0.67%	1.04%	1.59%	0.28%
Return on average attributed equity	22.91	21.94	21.00	11.95	17.58	14.32	12.92	20.06	3.15
Net interest margin (2)	3.43	3.41	3.76	3.71	3.80	3.75	3.90	4.13	4.46
Efficiency ratio	41.08	42.81	55.23	79.92	71.81	74.05	86.16	77.98	94.40

	Finance			Other			Total
	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,
Three Months Ended	2006	2006	2005	2006	2006	2005	2006	2006	2005

Earnings summary:
Net interest income (expense) (FTE)	$(26)	$(28)	$(32)	$(1)	$1	$1	$503	$502	$501
Provision for loan losses	—	—	—	(1)	(6)	1	22	15	(20)
Noninterest income	16	16	22	10	7	—	262	195	207
Noninterest expenses	6	—	1	8	1	(8)	457	399	469
Provision (benefit) for income taxes (FTE)	(11)	(7)	(7)	4	9	—	101	88	88
Income from discontinued operations, net of tax	—	—	—	114	5	36	114	5	36

Net income (loss)	$(5)	$(5)	$(4)	$112	$9	$44	$299	$200	$207

Net credit-related charge-offs	$—	$—	$—	$—	$—	$(2)	$23	$8	$28

Selected average balances:
Assets	$5,727	$5,277	$5,482	$1,380	$1,336	$1,252	$57,612	$56,790	$54,130
Loans	25	18	(9)	31	20	48	48,568	48,125	45,249
Deposits	6,817	5,682	1,615	(44)	(78)	(50)	43,203	41,856	41,478
Liabilities	14,633	14,072	7,983	367	321	354	52,332	51,587	49,029
Attributed equity	568	496	469	823	948	902	5,280	5,203	5,101

Statistical data:
Return on average assets (1)	N/M	N/M	N/M	N/M	N/M	N/M	2.07%	1.41%	1.53%
Return on average attributed equity	N/M	N/M	N/M	N/M	N/M	N/M	22.63	15.38	16.28
Net interest margin (2)	N/M	N/M	N/M	N/M	N/M	N/M	3.75	3.79	4.00
Efficiency ratio	N/M	N/M	N/M	N/M	N/M	N/M	59.81	57.15	66.13

(1)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2)	Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE — Fully Taxable Equivalent

N/M – Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Midwest & Other Markets			Western			Texas
	December 31,	September 30,	December 30,	December 31,	September 30,	December 30,	December 31,	September 30,	December 30,
Three Months Ended	2006	2006	2005	2006	2006	2005	2006	2006	2005

Earnings summary:
Net interest income (expense) (FTE)	$270	$274	$272	$179	$176	$188	$69	$67	$62
Provision for loan losses	34	21	(16)	(15)	4	(4)	3	(1)	(2)
Noninterest income	137	126	129	75	23	34	20	19	19
Noninterest expenses	252	227	288	122	108	124	59	54	55
Provision (benefit) for income taxes (FTE)	33	41	46	63	31	38	10	11	10
Income from discontinued operations, net of tax	—	—	—	—	—	—	—	—	—

Net income (loss)	$88	$111	$83	$84	$56	$64	$17	$22	$18

Net credit-related charge-offs	$23	$5	$27	$(2)	$—	$1	$2	$3	$(1)

Selected average balances:
Assets	$25,165	$25,286	$24,799	$16,699	$16,557	$15,646	$6,704	$6,475	$5,451
Loans	24,010	24,043	23,512	16,156	16,000	14,963	6,429	6,202	5,251
Deposits	18,159	18,243	18,833	14,168	14,005	17,048	3,811	3,691	3,718
Liabilities	19,007	19,095	19,571	14,205	14,075	17,090	3,824	3,707	3,719
Attributed equity	2,073	2,013	2,065	1,150	1,105	1,087	566	544	502

Statistical data:
Return on average assets (1)	1.40%	1.75%	1.34%	2.00%	1.35%	1.41%	1.03%	1.39%	1.38%
Return on average attributed equity	17.02	21.99	16.07	29.05	20.24	23.55	12.18	16.51	14.92
Net interest margin (2)	4.44	4.49	4.55	4.38	4.37	4.37	4.26	4.28	4.73
Efficiency ratio	61.85	56.77	71.76	48.24	54.14	55.99	66.14	62.20	67.03

	Florida			Finance & Other Businesses			Total
	December 31,	September 30,	December 30,	December 31,	September 30,	December 30,	December 31,	September 30,	December 30,
Three Months Ended	2006	2006	2005	2006	2006	2005	2006	2006	2005

Earnings summary:
Net interest income (expense) (FTE)	$12	$12	$10	$(27)	$(27)	$(31)	$503	$502	$501
Provision for loan losses	1	(3)	1	(1)	(6)	1	22	15	(20)
Noninterest income	4	4	3	26	23	22	262	195	207
Noninterest expenses	10	9	9	14	1	(7)	457	399	469
Provision (benefit) for income taxes (FTE)	2	3	1	(7)	2	(7)	101	88	88
Income from discontinued operations, net of tax	—	—	—	114	5	36	114	5	36

Net income (loss)	$3	$7	$2	$107	$4	$40	$299	$200	$207

Net credit-related charge-offs	$—	$—	$3	$—	$—	$(2)	$23	$8	$28

Selected average balances:
Assets	$1,937	$1,859	$1,500	$7,107	$6,613	$6,734	$57,612	$56,790	$54,130
Loans	1,917	1,842	1,484	56	38	39	48,568	48,125	45,249
Deposits	292	313	314	6,773	5,604	1,565	43,203	41,856	41,478
Liabilities	296	317	312	15,000	14,393	8,337	52,332	51,587	49,029
Attributed equity	100	97	76	1,391	1,444	1,371	5,280	5,203	5,101

Statistical data:
Return on average assets (1)	0.67%	1.46%	0.56%	N/M	N/M	N/M	2.07%	1.41%	1.53%
Return on average attributed equity	13.04	27.91	11.07	N/M	N/M	N/M	22.63	15.38	16.28
Net interest margin (2)	2.63	2.63	2.70	N/M	N/M	N/M	3.75	3.79	4.00
Efficiency ratio	63.07	56.49	64.82	N/M	N/M	N/M	59.81	57.15	66.13

(1)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2)	Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE — Fully Taxable Equivalent

N/M – Not Meaningful